EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into this 29th day of December 2000, by and between HIGGINS INSURANCE ASSOCIATES, INC. (hereinafter referred to as "Employer" or "Higgins"), a corporation organized under the Professional Corporation Law of the Commonwealth of Pennsylvania, and JOSEPH P. SCHLITZER, (hereinafter referred to as "Employee").

                                    RECITALS

     WHEREAS, Employer operates an insurance agency selling, brokering and servicing insurance products to the public with the assistance of its employees and various other contractors; and
     WHEREAS, Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth; and
     WHEREAS, Employer wishes to enter into an agreement of employment with Employee;
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and with the intent to be legally bound hereby, the parties agree as follows:
     1.   Employment

     The  Employer  hereby  employs  the  Employee  and  the  Employee   accepts
employment upon the terms and conditions of this Agreement.

     2.   Term of Employment

     2.1: Employer and Employee agree that the term of this employment agreement shall be for a period of four (4) years commencing on the date 'hereof and terminating on the fourth anniversary date of this Agreement, unless further extended or terminated in accordance with the terms and conditions hereinafter set forth.

     2.2: The period of Employee's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of forty-eight (48) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing on each anniversary thereafter, the disinterested members of the Board of Directors of Employer ("Board") may extend the Agreement an additional year such that the remaining term of the Agreement shall be four (4) years unless the Employee elects not to extend the term of the Agreement by giving written notice. The Board will review the Agreement and Employee's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to the Employee as soon as possible after such review as to whether the Agreement is to be extended.

     2.3: Termination for Cause
Notwithstanding the provisions of 2.1 hereof, in the initial term of this Agreement, (and any extension under 2.2) Employer may terminate Employee's employment by reason of Termination for Cause. The term "Termination for Cause" shall mean termination because of Employee's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or material breach of any Provision of this Agreement. Notwithstanding the foregoing, Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination. Employee shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Provided, however, that if the issue of termination is submitted to

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arbitration  pursuant to section 16 of this  Agreement,  and it is determined an
Employee was terminated without cause, then such Employee shall be entitled to a severance benefit as provided for in section 2.4 if said Employee chooses not to be reinstated or reinstatement is not part of the arbitration award. This does not limit Employee from seeking any other form of relief, legal or equitable, pursuant to such arbitration proceeding.

     2.4 PAYMENTS TO EMPLOYEE UPON AN EVENT OF TERMINATION.

     a. Upon the occurrence of an Event of Termination(as herein defined) during the Employee's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Employer of the Employee's full-time employment hereunder for any reason other than a termination governed by Section 2.5 hereof, or Termination for Cause, as defined in Section 2.3 hereof; (ii) Employee's resignation upon any (A) failure to elect or reelect or to appoint or reappoint Employee as President and Chief Executive Officer, unless consented to by the Employee, (B) a material change in Employee's function, duties, or responsibilities, which change would cause Employee's position to become one of lesser responsibility, importance, or scope from the position and attributes described in Section Three, unless consented to by Employee, (C) a relocation of Employee's principal place of employment by more than 25 miles from its location at the effective date of this Agreement, unless consented to by the Employee, (D) a material reduction in the benefits and perquisites to the Employee from those being provided as of the effective date of this Agreement, unless consented to by the Employee, or (E) a liquidation or dissolution of the Employer, or (F) breach of this Agreement by the Employer. Upon the occurrence of any event described in clauses (A), (B),
(C), (D), (E), or (F), above Employee shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full months after the event giving rise to said right to elect.

     b. Upon the occurrence of an Event of Termination, on the Date of Termination, Employer shall be obligated to pay Employee, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be an amount equal to the sum of: (i) the amount of the remaining payments that the Employee would have earned if he had continued his employment with the Employer during the remaining term of this Agreement at the Employee's annual compensation, at the Date of Termination; and (ii) the amount equal to the annual contributions that would have been made on Employee's behalf to any employee benefit plans of the Employer or its Holding Company during the remaining term of this Agreement based on contributions made (on an annualized basis) at the Date of Termination; provided, however, that any payments pursuant to this subsection and subsection 4(c) below, shall not, in the aggregate, exceed three times Employee's average annual compensation for the five most recent taxable years than Employee has been employed by Employer. At the election of the Employer, which election is to be made prior to an Event of Termination, such payments shall be made in a lump sum as of the Employee's Date of Termination. In the event that no election is made, payment to Employee will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event the Employee obtains other employment following termination of employment.

     c. Upon the occurrence of an Event of Termination, Employer will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Employer for Employee prior to his termination at no premium cost to the Employee, except to the extend such coverage may be changed in its application to all employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

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     2.5  CHANGE IN CONTROL.

     a. For purpose of this Agreement, a Change in Control" of Employer or of its Holding Company, Northeast Pennsylvania Financial Corp. ("Holding Company") shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the First Federal Bank (an affiliate of Employer) or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act or the Rules and promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency),as in effect on the date hereof (provided that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A)any "person" (as the term is used in Sections 13 (d) and 14 (d) of the Exchange Act) is or becomes the "beneficial owner", (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Employer, the Bank or the Holding Company representing 25% or more of the Employer's, Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Employer purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Bank or the Holding Company, or (B) individuals who constitute the Board of the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided, that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be for the purposes of this clause (B),considered as though he were a member of the Incumbent Board or (C)a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Employer, Bank or the Holding Company or similar transaction occurs in which Employer, the Bank or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required regulatory approvals not including the lapse of any statutory waiting periods.

     b. If a Change in Control has occurred pursuant to Section 2.5(a)or the Board of Employer has determined that a Change in Control has occurred, Employee shall be entitled to the benefits provided in paragraphs (c) , and (d) of this
Section 2.5 upon his subsequent termination of employment at any time during the term of this Agreement due to: (1) Employee's dismissal or (2) Employee's voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, material reduction in annual compensation or benefits or relocation of his principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of his death or termination for Cause.

     c. Upon Employer's entitlement to benefits pursuant to Section 2.5(b), Employer shall pay Employee, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of: (1) the payments due for the remaining term of the Agreement; or
(2) three (3) times Employee's average annual compensation for the five (5) most recent taxable years that Employee has been employed by Employer. Such average annual compensation shall include Base Salary, commissions, bonuses, contributions on Employee's behalf to any pension and/or profit sharing plan, severance payments, retirement payments, directors or committee fees, fringe benefits paid or to be paid to the Employee in any such year, provided, however, that any payment under this provision and subsection 2.5 (d) below shall not exceed three (3) times the Employee's average annual compensation, At the election of the Employee, which election is to be made prior to a Change in Control, such payment shall be made in a lump sum as of the Employee's Date of Termination. In the event that no election is made, payment to the Employee will be made in approximately equal installments on a monthly basis over a period of thirty-six (36) months following the Employee's termination. Such payments shall not be reduced in the event Employee obtains other employment following termination of employment.

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
     d. Upon the Employee's entitlement to benefits pursuant to Section 2.5(b), Employer will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Employer for Employee prior to his severance at no premium cost to the Employee, except to the extent that such coverage may be changed in its application for all Employer's employees on a non-discriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six (36) months following the Date of Termination.

     2.6: Notice

     Any purported termination of Employee by Employer for cause shall be communicated by Notice of Termination to the Employee. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. The "'Date of Termination" shall mean the specific date in the Notice of Termination which shall not be less than fifteen (15) days from the date such Notice of Termination is given.

     3.   Duties and Responsibilities of Employee

     During Employee's employment by the Employer, Employee shall serve as President and Chief Executive Officer of Employer, and shall perform all duties and accept all responsibilities incidental to such position as assigned by the Employer as well as any and all other responsibilities and duties as may be assigned to Employee by Employer from time to time. During employment, Employee shall use Employee's best efforts in the business of the Employer, and Employee shall devote Employee's full time, attention and energy to the business of the Employer and to the performance of Employee's services and the discharge of Employee's duties and responsibilities hereunder. Provided, however, Employer acknowledges and is aware that Employee is a principal, and/or director and/or officer and/or partner and/or agent of the following: Landmark Partnership; Lake Hauto Woods Partnership; Forest Hills, Inc.; CBHA, Inc. or its successor; Sharp Mountain Development Partnership; William F. Higgins, Inc., and Schlitzer and Hardock Partnership, to which Employee will devote some time and attention.

     4.   Compensation

     Employee's compensation shall be as set forth in Appendix A.

     5.   Fringe Benefits

     Employee's   fringe   benefits  shall  be  as  set  forth  in  Appendix  A.
Furthermore, Employee shall be covered by the Employer's errors and omissions insurance policy.

     6.   Reimbursement of Expenses

     Employer shall reimburse Employee for all ordinary and necessary out-of-pocket business expenses incurred by Employee in connection with the discharge of Employee's duties and responsibilities hereunder in accordance with the Employer's expense approval procedures then in effect and upon presentation to Employer of an itemized account and written proof of such expenses.

     7.   Hours and Places of Employment

     The Employee agrees that the hours of employment and the place where such employment service practices shall be rendered shall be as set forth and delegated to Employee by Employer. The Employer shall have the right to direct the activities of the Employee including the need to assign overtime hours and hours on weekends shall it be necessary in the discretion of the Employer to complete necessary duties and responsibilities by the Employee.

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
     8.   Confidential Information

     a. Employee acknowledges and agrees that, by reason of Employee's employment by Employer, Employee will have access to confidential information of Employer, including by way of illustration and not limitation, information and knowledge pertaining to products, ideas, trade secrets, proprietary information, advertising, distribution and sales methods, sales and profit figures, customer and client lists, insurance carrier information, employer manuals and insurance carrier manuals, insurance rates, points of sale information, insurance carrier contracts, individual insureds policy information, underwriting information, insureds expiration lists, training materials, agency software and e-mail, company Internet access information and passwords and claims runs information, as well as information with others who have business dealings with Employer, all of which shall hereinafter be referred to as "Confidential Information." Employee acknowledges that such Confidential Information is a valuable unique asset of Employer and covenants that, both during and after Employee's employment with the Employer, Employee will not disclose any Confidential Information to any person or other entity without the prior written authorization of the Employer. The obligation of confidentiality imposed by this paragraph 8 shall not apply to information that becomes generally known to the public though no act of Employee in breach of this Agreement.

     b. Employee acknowledges that all documents, files and other materials of any nature, manuals, charts, graphs, and written materials of any nature or form, as well as all software of Employer received from Employer or in the possession of Employer during the term of Employee's employment or for use of the Employee in discharging Employee's duties and responsibilities hereunder are proprietary in nature and belong to Employer. Employee has no claim or right to the continued use or possession of such materials following termination of Employee's employment by Employer. Employee agrees that, upon termination of employment, Employee will not retain any such documents, files, materials or software and will promptly return to Employer any documents, files, materials or software in Employee's possession or custody.

     9.   Non-Competition Covenant

     During the term of this Employment Agreement and any extension, and without regard to its termination for any reason which does not constitute a breach of this Employment agreement by Higgins, and for a period of three (3) years thereafter, Employee. shall not, unless acting pursuant hereto or with the prior written consent of Higgins:

     A. Directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, broker, representative, consultant or otherwise with, or use or permit Employee's name to be used in connection with any Competing Business, as defined below; provided, however, but notwithstanding the foregoing, this provision shall not be construed to prohibit the ownership by Employee of not more than one (1%) percent of the capital stock of any corporation which is engaged in any Competing Business having a class of securities registered pursuant to the Securities Exchange Act of 1934.

     B. Solicit or divert to any Competing Business any individual or entity for which insurance products and/or services could be provided by Higgins;

     C. Solicit or divert to any Competing Business any individual or entity which is a customer/insured of Higgins for which any insurance products and/or services are being provided by Higgins;


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

     D. Employ, attempt to employ, solicit or assist any Competing Business in employing any employee, or contractor of Higgins; or

     E. During the term of this Agreement and any extension and for a period of thirty-six (36) months after its -termination, provided such termination was not as a. result of breach of this Employment Agreement by Higgins, engage in any actions or activities either by way of written or oral statement or otherwise, intended to divert existing or prospective customers /insureds from Higgins to any Competing Business within the geographic confines of this Agreement as set forth below.

     F. Employee acknowledges and agrees that the scope and extent of this non-competition and restrictive covenant shall have application to all counties in which Employer, and Northeast Pennsylvania Financial Corporation and its subsidiaries had offices and branch offices during the term of this Agreement. This covenant shall have effect for a period of thirty-six (36) months following termination of this Agreement.

     G. The term ""Competing Business" shall mean any business or enterprise, whether operated as a proprietorship, corporation, partnership or otherwise, engaged in the business of the sales, brokering, and service of any and all insurance products of a type as set forth in the terms of this Agreement and as such products are understood to be related products in the insurance industry as carried on in the Commonwealth of Pennsylvania.

     H. In the event that the provisions of this paragraph 9 should be adjudicated to exceed the time, geographic, product or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or other limitations permitted by applicable law.

     I. Employee and Higgins acknowledge that this paragraph 9 of the Agreement is of critical importance to Higgins. Therefore, in addition to all other consideration running from Higgins to Employee under the terms of this Employment Agreement, Higgins agrees to pay and Employee agrees to accept as ADDITIONAL CONSIDERATION the sum of One Thousand, Dollars ($1,000.00) paid to Employee at the time of the signing of this Employment Agreement for the validity and enforceability of this paragraph 9.

     J. In the event that Employee shall be in violation of any portion of this non-competition/restrictive covenant as set forth in this Agreement, then the time limitation thereof with respect to Employee shall be extended for a period of time equal to the period of time during which such breach or breaches shall occur; and in the event Higgins should be required to seek relief for such breach in any court, board of arbitration or other tribunal, then this covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

     K. Employee acknowledges that in order for Higgins to insure compliance with the provisions of this paragraph 9, Employee will, and as part of the additional consideration, provide Higgins with true and correct copies of his federal income tax return and all schedules thereto for each year or portion of each year. Employee is rendering services under and pursuant to the terms of this Agreement. If Employee applies for an extension of time within which to file such federal income tax returns, Employee will provide Higgins with a true and correct copy of the signed request for extension. Employee will provide such income tax return and all schedules thereto within thirty (30) days of the date of Employee's filing of the same whether during the normal tax year or subsequent to any extension. Higgins hereby agrees that such tax returns and schedules shall be kept confidential viewable only by those persons to whom the Employee directly reports and further limited to the directors and officers of Higgins.


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     10.  Equitable Relief

     Employee acknowledges that the restrictions contained in the preceding paragraph 9 hereof are, in view of the nature of the business of Employer, reasonable and necessary to protect the legitimate interest of Employer, and that any violation of any provision of that paragraph will result in irreparable injury to Employer. Employee acknowledges that in the event of such violation, Employer shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and without the need to provide any bond of any nature whatsoever, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which right shall be cumulative and in addition to any of the rights and remedies to which Employer may be entitled. Employee agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief in the Schuylkill County Court of Common Pleas, Pottsville, Schuylkill County, Pennsylvania, to which venue and jurisdiction which Employee will not object, or any other court in its sole discretion feels necessary to commence such action. Employee hereby waives, to the fullest extent permitted by law, any objection that Employee may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action or proceeding has been brought in an inconvenient forum. Employee agrees that effective service of process may be made upon Employee by hand-delivery of such process or by mail under the notice provisions contained in paragraph 17 hereof.

     11.  Educational Expenses and Professional Dues

     Employee agrees to certain education requirements as required by Higgins as part of its commitment to the continuing education of all its employees and contractors, so as to maintain the ability to serve policyholders and other customers of its business at its continuing high standards of production and service. Employee agrees that Employee will pass one (1) insurance related or such other course per calendar year, in a designation selected by the Employer. This education requirement is over and above any minimum state licensing requirements. Employer shall reimburse employee for this one (1) educational course. Travel, expenses, lodging, food, etc. shall be reimbursed by Employer in accordance with Employer's policy as of the date of this Agreement.

     This requirement shall remain in effect unless and until such Employee has received the following designations: CPCU (charter property and casualty underwriter), or CIC (certified insurance counselor), or CLU (charter life underwriter) or CPA (certified public accountant), or such other designation as approved by Employer in the future. There will be no further continuing education requirement pursuant to this paragraph as long as such Employee shall maintain his designation.

     Employer may but is not obligated to pay any professional dues it deems appropriate for the Employee. Employer will reimburse Employee for any annual designation update seminars that are required for continuing educational requirements that might be established by the Pennsylvania Insurance Department for licensing and maintenance of any and all designations.


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
     12.  Vacation

     Employee vacation shall be in accordance with the Employer's existing vacation policy as exists on the date of this Agreement and as may be amended, within the complete discretion of the Employer, from time to time hereafter. Employee acknowledges by the signing of this Agreement that Employee has received a copy of this vacation policy. Employer acknowledges that Employee , as one of the primary producers for employer, frequently works hours in excess of what might be perceived as a normal work day (eight 8 hours) or a normal work week (forty 40 hours) . It has been the practice of the Employer and Employee in the past to allow Employee compensation time off during periods when Employee works in excess of normal work days and/or work weeks. Employer acknowledges that Employee shall be entitled to such compensation time off as approved by Employer under the terms of this Agreement, which approval shall not be unreasonably withheld. This time off shall not be deducted from available vacation time.

     13.  Sick Days

     Employee sick days shall be in accordance with the Employer's existing sick days policy as exists on the date of this Agreement and as may be amended, within the complete discretion of the Employer, from time to time hereafter. Employee acknowledges the signing of this Agreement that Employee has received a copy this policy.

     14.  Disability

     Employer and Employee acknowledge that the Employer as a wholly-owned subsidiary of Northeast Pennsylvania Financial Corporation or such other of its subsidiaries, is now subject to the Family and Medical Leave Act. Employer and Employee acknowledge that Employee shall be accorded such rights and responsibilities as set forth in that Act.

     15.  Exclusive Services

     The Employee acknowledges that at all times during this Agreement, his services shall be rendered exclusively by and on behalf of Employer in the selling of any and all insurance and related products as covered by the terms of this Agreement. Therefore, Employee agrees that during the term of this Agreement and for any year or partial year for which services are rendered under this Agreement, Employee shall supply to Employer true and correct copies of his income tax returns and all schedules. If the Employee applies for an extension of time within which to file such return, the Employee shall provide Employer with a true and correct copy of the signed extension request. All such income tax returns and schedules shall be provided to Employer within thirty (30) days of the date the Employee files such returns during the normal filing period. Employer hereby agrees that such tax returns and schedules shall be kept confidential viewable only by those persons to whom the Employee directly reports and further limited to the directors and officers of Employer.

     16.  Arbitration

     Any controversy or claim arising out of, or relating to, this Agreement, or its breach, excepting a claim for injunctive or equitable relief as described in paragraph 10 hereof, shall be settled by arbitration in the City of Pottsville, Schuylkill County, Pennsylvania, in accordance with the then governing rules of the American Arbitration Association as such shall apply to the insurance practice in the Commonwealth of Pennsylvania.

     17.  Notices

     Any notice required or desired to be given under this Agreement shall be deemed given if in writing and either (a) hand delivered to the Employee or hand-delivered to the Employee's immediate supervisor if notice is to be to the Employer; (b) sent by certified mail to the Employee's residence or to the Employer's principal office, as the case may be, or (c) receipt thereof is otherwise acknowledged in writing' by the receiving party.

     18.  Governing Law

     This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

     19.  Waiver of Breach

     The waiver of any breach of any provision of this Agreement by either party shall not operate or be constructed as a waiver of any subsequent breach by such party. Any right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in such party's sole discretion

     20.  Assignment

     The Employee acknowledges that Employee's services are unique and personal. Accordingly, the Employee may not assign his rights or delegate his duties or obligations under this Agreement without Employer's written consent.

     21.  Entire Agreement

     This Agreement contains the entire understanding of the parties and supersedes any and all prior agreements, understandings or negotiations between the parties regarding matters covered by this Agreement whether any such agreements, understandings or negotiations were oral or in writing. This Agreement may not be changed orally but only by an agreement in writing signed by both parties hereto.

     22.  Counterparts

     This Agreement may he executed into one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Higgins Insurance Associates, Inc., by its duly authorized officer whose name appears below, and Joseph P. Schlitzer, as named herein and whose name also appears below, have hereunto set their hands and seals this 29th day of December, 2000.

ATTEST:                            HIGGINS INSURANCE ASSOCIATES, INC.

/s/ John Sink                      By: /s/ Joseph P. Schlitzer
---------------------------           ---------------------------------
Secretary

/s/ Thomas Kennedy                  /s/ Joseph P. Schlitzer
---------------------------        ------------------------------------
Witness                            Employee:  Joseph P. Schlitzer

                        JOSEPH P. SCHLITZER - APPENDIX A

1.   $50,000.00 per year salary

2.   Commissions per existing commission schedule on file with Employer

3.   Use of Employer cell phone for business calls

4.   Use of Employer automobile and payment by Employer of related expenses

5. Payment of Pottsville Club dues and allotment; no personal expenses of Employee will be the responsibility of Employer

6.   Payment of civic club dues to a maximum of $150.00 annually

7. Schuylkill Country Club social dues for each year pursuant to Higgins Associates business property/casualty "producers" commission incentive program currently in place; this incentive program can be terminated by Employer at any time; no personal expenses of Employee will be the responsibility of Employer.